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Exhibit 5.1

[LETTERHEAD OF LATHAM & WATKINS LLP]

March 20, 2003

PETCO Animal Supplies, Inc.
9125 Rehco Road
San Diego, California 92121

  Re:
  Registration Statement on Form S-3 of PETCO Animal Supplies, Inc.

Ladies and Gentlemen:

        In connection with the registration statement on Form S-1 (File No. 333-102512) filed on January 14, 2003, as amended by Amendment No. 1 on Form S-3 filed on March 20, 2003 (collectively, the "Registration Statement"), by PETCO Animal Supplies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

        You have provided us with the Registration Statement in the form in which it is being filed with the Commission, which includes the prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to (a) $55,000,000 aggregate offering price of shares of common stock, par value $0.001 per share (the "Common Stock"), which will be sold by the Company (the "Company Shares"), and (b) 11,500,000 shares of Common Stock which will be sold by certain stockholders of the Company named in the Prospectus (the "Selling Stockholder Shares" and, together with the Company Shares, the "Shares").

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

        As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1.    When the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for the Company Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under its Certificate of Incorporation, as then in effect, and (iii) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such Company Shares will be validly issued, fully paid and nonassessable.

        2.    The Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

        This letter is furnished only to you and is solely for your benefit in connection with the transactions covered hereby. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

                      Very truly yours,

                      /s/ LATHAM & WATKINS LLP

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Exhibit 5.1
[LETTERHEAD OF LATHAM & WATKINS LLP]